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                                                            AMENDATORY AGREEMENT

Thrivent Financial for Lutherans

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RETURN PROTECTION ALLOCATIONS
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This Amendatory Agreement amends this contract to allow you to make Return
Protection Allocations in RP Subaccounts. The Maximum Annual Risk Charge for accumulation unit values in RP Subaccounts is greater than the maximum charge for other subaccounts. The maximum charge shown on the Date of Issue applies to all subaccounts other than RP Subaccounts and is not changed by this Amendatory Agreement.

MAXIMUM ANNUAL RISK CHARGE

        In the MAXIMUM ANNUAL RISK CHARGE section of schedule page 4, the phrase "For Accumulation Unit Values" is amended to read "For Accumulation Unit Values in subaccounts other than RP Subaccounts."

        The MAXIMUM ANNUAL RISK CHARGE section of schedule page 4 is amended to include the following provision:

                If this contract includes the Maximum Anniversary Death Benefit, the Maximum Annual Risk Charge for Accumulation Unit Values in RP Subaccounts is 2.10%. Otherwise the Maximum Annual Risk Charge for Accumulation Unit Values in RP Subaccounts is 2.00%. If this contract includes the Premium Accumulation Death Benefit Option or the Earnings Addition Death Benefit Option, those options must be terminated before any allocations are made to RP Subaccounts.

1       DEFINITIONS

        Section 1 DEFINITIONS is amended to include the following definitions:

                Return Protection Allocation (RPA). An allocation to an RP Subaccount that guarantees a specified return at the end of the RP Subaccount's specified allocation period.

                RP Subaccount. A subaccount of the Variable Account to which Return Protection Allocations may be made.

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4.3 ALLOCATION OF PREMIUMS

        Section 4.3 ALLOCATION OF PREMIUMS is amended to include the following sentence:

                The minimum Return Protection Allocation is $10,000. If we receive a smaller allocation, it will instead be applied to a subaccount without return protection that invests in the same underlying portfolio as the RP Subaccount for which the allocation was intended.

5.2 TRANSFER OF ACCUMULATED VALUES

        Section 5.2 TRANSFER OF ACCUMULATED VALUES is amended to include the following provision:

                8) Transfers to and from Return Protection Allocations are subject to the requirements of the Return Protection Allocations provision of this amendatory agreement.

5.3 AUTOMATIC TRANSFERS - DOLLAR COST AVERAGING (DCA)

        In Section 5.3 AUTOMATIC TRANSFERS - DOLLAR COST AVERAGING (DCA), the sentence:

                On or before the Annuity Date, you may elect to have automatic transfers made from the DCA Fixed Account or from the Money Market Subaccount to one or more subaccounts.

        Is amended to read:

                On or before the Annuity Date, you may elect to have automatic transfers made from the DCA Fixed Account or from the Money Market Subaccount to one or more subaccounts other than RP Subaccounts.

5.4 AUTOMATIC TRANSFERS - ASSET REBALANCING

        Section 5.3 AUTOMATIC TRANSFERS - ASSET REBALANCING is amended to include the following sentence:

                You may not include RP Subaccounts in any asset rebalancing election.

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5.5 NUMBER OF ACCUMULATION UNITS

        Section 5.5 NUMBER OF ACCUMULATION UNITS is amended to include the following sentence:

                The number of accumulation units in a subaccount increases at the end of a Valuation Period when, during the period, the amount necessary to satisfy a return protection guarantee is added to the subaccount.

7.6 ANNUITANT EXCHANGE

        In Section 7.6 ANNUITANT EXCHANGE, the sentence:

                This amount will be allocated to subaccounts of the Variable Account, to Fixed Period Allocations and to the Fixed Account according to the ratio of the accumulated value in each to the total Accumulated Value, except that any portion of the increase based on Fixed Period Allocations will be applied to the Money Market Subaccount.

        Is amended to read:

                This amount will be allocated to subaccounts of the Variable Account, to Fixed Period Allocations and to the Fixed Account according to the ratio of the accumulated value in each to the total Accumulated Value, except that:

                1) Any portion of the increase based on Fixed Period Allocations will be applied to the Money Market Subaccount; and
                2) Any portion of the increase based on Return Protection Allocations in RP Subaccounts will be applied to subaccounts that invest in the same underlying portfolios as the RP Subaccounts.

This contract is amended to include the following provisions:

14.1 RETURN PROTECTION ALLOCATIONS (RPAs). We may offer Return Protection Allocations (RPAs) to which premiums and Accumulated Value may be allocated or transferred. Each RPA is allocated to an RP Subaccount with a specified allocation period. At the end of the allocation period, the accumulated value of the RPA is guaranteed not to be less than the allocation amount accumulated at a specified interest rate, adjusted for any amounts taken from the RPA before the end of its allocation period. (For allocations that guarantee the return of the adjusted allocation amount, the specified interest rate is 0%). If you elect an RPA, we will send you a confirmation that includes the RPA's allocation period and the return guarantee that applies at the end of that allocation period.

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14.2 RPA REQUIREMENTS.  RPAs are subject to the following requirements:

1)      The amount of each RPA must be at least $10,000.

2) The expiry date for each RPA may not be later than either of the following dates:

        a)      The Annuity Date.
        b) The Contract Anniversary on which the Annuitant attains age 90 (or, if there are two Annuitants, the Contract Anniversary on which the older Annuitant attains age 90).

3) The allocation period for a new RPA may not be the same as the allocation period for an existing RPA.

4) A new RPA made within one year after the termination of an RPA must have a different allocation period than the terminated RPA. This requirement does not apply if the new allocation is made on the expiry date of the terminated RPA or if the new allocation is made within one year after an Annuitant Exchange.

5) An RPA may not be made if this contract includes either the Premium Accumulation Death Benefit (see Section 7.4) or the Earnings Addition Death Benefit (see Section 7.5).

14.3 THE RETURN PROTECTION GUARANTEE. The guaranteed accumulated value of an RPA on its expiry date is equal to the allocation amount accumulated for the duration of the allocation period at the effective annual interest rate guaranteed for that RPA adjusted as follows:

1) As of the day that a Partial Surrender is made, the accumulated allocation amount is decreased by the same proportion as the accumulated value of the RPA was decreased by that surrender.
2) On any Contract Anniversary that we deduct an Annual Administrative Charge (see Section 5.6), the accumulated allocation amount is decreased by the same proportion as the accumulated value of the RPA was decreased by the deduction for the Annual Administrative Charge.

If the accumulated value of an RPA is less than its guaranteed value on its expiry date, the difference will be added to the accumulated value of the RP Subaccount to which the expiring RPA was allocated.

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14.4 TERMINATION OF AN RPA.  An RPA terminates on the earlier of the following dates:

1)      Its expiry date.

2)      The date that Death Proceeds are calculated.

You may terminate an RPA prior to its expiry date by giving Written Notice. During the first two years after an RPA's date of allocation you may do so only by requesting a surrender of the accumulated value of the RPA. A Surrender Charge may apply (see Section 6.4).

If an RPA terminates due to the death of an Annuitant or if you terminate an RPA more than two years after the date of its allocation, the RPA's accumulated value will be transferred to a subaccount without return protection that invests in the same underlying portfolio as the RP Subaccount to which the terminated RPA was allocated.

We will give you at least 45 days notice of the expiry date of each RPA. Unless you give Written Notice before the expiry date to do otherwise, the accumulated value of the expired allocation will be applied as a new RPA on the expiry date. The new RPA will be applied to the same subaccount and for the same period as the expired RPA subject to the RPA Requirements in Section 14.2. If those requirements are not met or RPAs are not then offered by us, the accumulated value will be transferred to a subaccount without return protection that invests in the same underlying portfolio as the RP Subaccount to which the expired RPA was allocated. If that subaccount is no longer available for new allocations, the accumulated value of the expired RPA will be transferred to the Money Market Subaccount.

Additional premiums or Accumulated Value may be allocated or transferred to the new RPA on its allocation date by giving Written Notice prior to that date. Additional premiums received prior to the allocation date will be allocated to the Money Market Subaccount and transferred to the new RPA on its allocation date.


Signed for Thrivent Financial for Lutherans
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President
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Secretary
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